ADDENDUM TO EMPLOYMENT AGREEMENT


     This Addendum is entered into as of the 1st day of January, 1998 by and between Goran Capital, Inc. ("Goran"), Symons International Group, Inc. ("SIG"), Granite Reinsurance Company Ltd. ("Granite Re") and G. Gordon Symons (the "Chairman") with respect to the following:

     A. The Chairman is the Chairman of the Board of Directors of Goran and SIG and the Chairman of the Board and President of Granite Re;

     B. Granite Re and the Chairman have heretofore entered into that certain Personal Employment Agreement dated December 31, 1991 (as amended from time to time, the "Employment Agreement") pursuant to which an annual sum of One Hundred Fifty Thousand Dollars ($150,000) is paid by Granite Re to the Chairman (the "Annual Sum");

     C. Granite Re desires to ensure that it continues to receive the benefits enuring to it pursuant to the terms of the Employment Agreement;

     D. Goran desires to ensure that its wholly owned subsidiary, Granite Re, continues to receive the benefits enuring to it pursuant to the terms of the Employment Agreement; and

     E. The parties to the Employment Agreement desire to amend such Employment Agreement consistent with the terms contained herein (including, but not limited to, the provisions of this amendment dealing with non-competition) and otherwise ratify and affirm the Employment Agreement.


     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Goran, SIG, Granite Re and the Chairman agree as follows:


     1. RATIFICATION AND AMENDMENT. The parties to the Employment Agreement hereby reaffirm and modify the Employment Agreement and hereby ratify all existing terms of the Employment Agreement and also amend the provisions of the Employment Agreement to provide that upon the occurrence of a Triggering Event (as defined herein), the sum of One Million One Hundred Twenty-Five Thousand Dollars ($1,125,000) (the "Contract Payment") shall be paid to the Chairman.

     2. TRIGGERING EVENT. A Triggering Event shall occur upon the happening of any of the following events:

          a.   Granite Re shall fail to pay the Granite Re Obligation; or
          b. There shall occur a "Change of Control" with respect to Goran or SIG. For purposes of this Addendum, a "Change of Control" shall mean the inability of the Symons family to cause the election of a majority of the Board of Directors of Goran or SIG or their respective successors. In the event of a Change of Control, Goran shall comply with the provisions of Sections 1 and 8 hereof.

     3. PAYMENTS TO SURVIVING SPOUSE. In the event of the death of the Chairman prior to the satisfaction by Granite Re of the Contract Payment, the Annual Sum payments and the Contract Payment shall be made to the Chairman's spouse if she is then surviving, in accordance with the terms of this Addendum.

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     4.   NONCOMPETITION AGREEMENT. As partial consideration of Granite Re entering into this Addendum, the Chairman agrees as follows:

          a. The Chairman, from and after the date of this Addendum, shall not compete, in any manner, with Goran or SIG (including the Affiliates of Goran or SIG, as such term "Affiliates" is defined for purposes of the Securities laws of the United States.)

     5. MONTHLY INSTALLMENTS. The Annual Sum shall be paid in equal monthly installments.

     6. U.S. DOLLARS. The payment of all amounts hereunder shall be made in United State dollars.

     7. LIABILITY. If a Triggering Event shall occur, Goran and SIG shall become jointly and severally liable with Granite Re for all obligations of Granite Re pursuant to the Employment Agreement or this Addendum. Neither the Employment Agreement nor this Addendum may be amended, canceled, terminated or otherwise revised unless same shall be in writing signed by the parties to the Employment Agreement.

     8. COUNTERPARTS. This Addendum may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     9. FULL FORCE AND EFFECT. Except as otherwise provided herein, the Employment Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties have executed this Addendum as of the day and year first set forth above.



                                                        "Chairman"



                                         ---------------------------------------
                                         G. Gordon Symons



                                          "Granite Re"
                                         Granite Reinsurance Company Ltd.



                                    By:
                                         ---------------------------------------
                                           Colin James


                                               "Goran"
                                         Goran Capital Inc.


                                    By:
                                         ---------------------------------------
                                         Alan G. Symons, President and Chief
                                         Executive Officer



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                                               "SIG"
                                         Symons International Group, Inc.



                                    By:
                                         ---------------------------------------
                                         Alan G. Symons, Chief Executive Officer
















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